UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2006

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 31, 2006, Allan R. Frank resigned his position as the company’s President. In connection with Mr. Frank’s resignation, the company and Mr. Frank entered into a Resignation Agreement, dated as of March 31, 2006 (the “Resignation Agreement”), that supersedes Mr. Frank’s Employment Agreement, dated as of May 26, 1998, as amended on November 10, 2004 (the “Employment Agreement”).

The Employment Agreement provided for an annual salary of $490,000, plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. The Employment Agreement contained certain confidentiality, non-competition and non-solicitation provisions. The Employment Agreement also provided that: (a) upon a change of control, regardless of termination, Mr. Frank would have received two years’ annual salary and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (b) upon termination for disability, Mr. Frank would have received one year’s annual salary and full vesting of any issued and outstanding equity grants, including restricted stock units and stock options; (c) upon termination due to death, Mr. Frank would have received full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; and (d) upon termination without cause on the part of the Company Mr. Frank would have received one year’s annual salary. The term “annual salary” for all purposes was defined as Mr. Frank’s salary plus bonus for the most recent twelve months.

The Resignation Agreement provides for: (a) a severance payment to Mr. Frank equivalent to one year’s annual salary paid to Mr. Frank over 12 months; (b) the continuation of Mr. Frank’s health and dental insurance for 12 months (or until he becomes eligible to participate in another group health plan if sooner); (c) the acceleration of the vesting of 25,000 unvested stock options with an exercise price of $6.25 and the right to exercise all outstanding stock options until July 31, 2007; and (d) the continued vesting of 208,334 restricted stock units, 50% of which will vest on each of July 14, 2006 and July 14, 2007. Upon a change of control during the twelve month period ending March 31, 2007 (the “Severance Period”), Mr. Frank will receive the equivalent of an additional one year’s salary paid over 12 months and any unvested restricted stock units will vest immediately. The Resignation Agreement contains company-standard confidentiality provisions and a two-year non-solicitation of clients and employees provision. Furthermore, the Resignation Agreement provides that during the Severance Period, Mr. Frank cannot work for certain competitors or their affiliates.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See discussion under Item 1.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC.

Date: April 6, 2006	By:	/s/ Frank A. Zomerfeld
Frank A. Zomerfeld General Counsel and Secretary